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As filed with the Securities and Exchange Commission on September 16, 2002

Registration No. 333-89218

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAO, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3971414
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Address of Principal Executive Offices) (Zip Code)

2001 Stock Incentive Plan
(Full title of the Plan)

Mr. Jerry R. Welch
President and Chief Executive Officer
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Name and Address of Agent For Service)

(610) 292-6600
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum Aggregate offering Price	Amount of registration fee(1)

N/A	N/A	N/A	N/A	N/A

(1)
No additional securities are to be registered, and registration fees were paid upon filing of the original registration statement on Form S-8 (File No. 333-89218). Therefore, no further registration fee is required.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 2 to FAO, Inc.'s Registration Statement on Form S-8, as amended (File No. 333-89218) (the "Registration Statement"), is being filed to correct inconsistent references to the covered plan. The name of the employee benefit plan covered by the Registration Statement is the "2001 Stock Incentive Plan."

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
(as updated through the date of this Registration Statement)

Item 8. Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and between FAO, Inc. and F.A.O., Inc., dated August 23, 2002.(1)
3.1	Certificate of Incorporation of FAO, Inc., dated March 26, 2002.(2)
3.2	Bylaws of FAO, Inc., as last amended August 22, 2002.(1)
4.1	Form of FAO, Inc. Common Stock Certificate.(1)
5.1	Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Fulbright & Jaworski L.L.P. (included with Exhibit 5.1).
24.1	Power of Attorney.*
99.1	2001 Stock Incentive Plan.*

(1)
Previously filed as an Exhibit to FAO, Inc.'s Current Report on Form 8-K dated September 10, 2002.

(2)
Previously filed as an Exhibit to FAO, Inc.'s Current Report on Form 8-K dated March 26, 2002 (filed August 26, 2002).

*
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on this 16th day of September, 2002.

FAO, INC.
By:	/s/ JERRY R. WELCH
Name:	Jerry R. Welch
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Jerry R. Welch	President and Chief Executive Officer	September 16, 2002
* Richard A. Kayne	Director	September 16, 2002

Fred Kayne	Chairman of the Board, Director
* Jill T. Higgins	Director	September 16, 2002
* Andrew Feshbach	Director	September 16, 2002
* Robert R. Hollman	Director	September 16, 2002
* Howard M. Zelikow	Director	September 16, 2002
* Raymond P. Springer	Chief Financial Officer (Principal Financial and Accounting Officer)	September 16, 2002
*By:	/s/ JERRY R. WELCH Jerry R. Welch Pursuant to power of attorney dated September 10, 2002

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EXPLANATORY NOTE
PART II
  Item 8. Exhibits.
SIGNATURES